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                                      21

                                                                    EXHIBIT 11

         Earnings Per Share Computations
         (thousands of dollars, except per share data)


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                                                                   For the Three Months           For the Nine Months
                                                                    Ended September 30,           Ended September 30,
                                                                     1997         1996            1997           1996
                                                              --------------------------------------------------------
Primary Earnings Per Share
Earnings available for common shares and common stock
  equivalent shares deemed to have a dilutive effect:
  Earnings from operations                                     $    12,688          7,290         37,069       30,517
  Provision for cash dividends on preferred
    stock (Series B)                                                               (1,046)                     (3,167)
                                                               -------------------------------------------------------
Net earnings available for common shares
  and common stock equivalent shares deemed
  to have a dilutive effect                                    $    12,688          6,244         37,069       27,350
                                                               -------------------------------------------------------

Primary earnings per share                                     $      0.98           0.49           2.78         2.06
                                                               -------------------------------------------------------


Shares Used in Computation
Weighted average common shares outstanding
 (net of treasury shares)                                       12,723,785     12,578,410     13,131,960   13,081,118
Common stock equivalents                                           198,174        171,508        190,737      178,983
                                                               -------------------------------------------------------

Total common shares and common stock
  equivalent shares deemed to have a dilutive
  effect                                                        12,921,959     12,749,918     13,322,697   13,260,101
                                                               -------------------------------------------------------

Fully Diluted Earnings Per Share
Earnings available for common shares
 and common stock equivalent shares deemed
 to have a dilutive effect:
 Earnings from operations                                           12,688          7,290         37,069       30,517
 Provision for cash dividends on preferred
  stock (Series B)                                                     -           (1,046)           -            -
                                                               -------------------------------------------------------
Net earnings available for common shares
 and common stock equivalent shares deemed
 to have a dilutive effect                                     $    12,688          6,244         37,069       30,517
                                                               -------------------------------------------------------
Fully diluted earnings per share                               $      0.98           0.49           2.76         2.00
                                                               -------------------------------------------------------

Shares Used in Computation
Total common shares and common stock
 equivalent shares deemed to have a dilutive
 effect                                                         12,921,959     12,749,918     13,322,697   13,260,101
Additional potentially dilutive securities
 (equivalent in common stock):
  Convertible preferred stock (Series B)                              -              -            41,102    1,954,395
  Stock options                                                     24,718         14,083         52,068       12,073
                                                               -------------------------------------------------------
    Total                                                       12,946,677     12,764,001     13,415,867   15,226,569
                                                               -------------------------------------------------------

Summary of Cash Dividends Declared Per Share
Preferred-Series B                                             $      -               .42            -           1.27
Common                                                                 .34            .30           1.02          .90
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